Exhibit 99.1
PRIVILEGED AND CONFIDENTIAL WORK PRODUCT — NOT APPROVED BY
MANAGEMENT OR COUNSEL
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President, Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts Reports Second Quarter Results
Reaffirms 2011 Earnings Guidance
          ST. LOUIS, July 21, 2011 — Express Scripts, Inc. (Nasdaq: ESRX) announced second quarter 2011 net income from continuing operations of $334.2 million, or $0.66 per diluted share. Adjusted earnings per share, as detailed in Table 4 was $0.71 per diluted share for the second quarter, representing an 18% increase over last year.
          “Our second quarter results reflect the success of our business model of alignment,” stated George Paz, chief executive officer and chairman. “The mission of our employees every day is to make the use of prescription drugs safer and more affordable by advocating on behalf of our clients and their members. Commitment to this mission positions us nicely to take advantage of the tremendous opportunities to drive out waste and improve outcomes in the healthcare environment.”
Second Quarter 2011 Review (Data reflected on an adjusted basis. See Tables 2 and 3)
•	Adjusted claims of 185.7 million, down 2% from second quarter 2010

•	Gross profit of $812.6 million, up 4% from second quarter 2010

•	Gross profit margin of 7.1%, up from 6.9% in second quarter 2010

•	EBITDA of $642.6 million, up 9% from second quarter 2010

•	EBITDA per adjusted claim of $3.46, up 12% from second quarter 2010
          Lower claims volume mainly reflected the current economic environment. Claims volume was negatively impacted by lower utilization, member attrition and lower in-group growth than expected. US claims declined 3% year over year, which was partially offset by stronger script performance in Canada, which is lower margin, claims adjudication business.
          During the second quarter, the Company began to realize the benefit of late 2010 generic launches that have now passed the 6-month exclusivity period, resulting in greater savings for clients. However, most of the benefit from generic drugs is expected in the second half of the year resulting from new generic launches.
          The integration of NextRx was completed in the first quarter, resulting in additional synergies from the rationalization of the Company’s operational footprint. The Company is pursuing several profitability and efficiency projects that will continue to improve financial performance in the second half of the year.

          On May 2, 2011, the Company issued $1.5 billion aggregate principal amount of 3.125% Senior Notes due 2016 for share repurchases and other corporate purposes.
          On May 27, 2011, the Company entered into agreements to repurchase shares of common stock for an aggregate purchase price of $1,750.0 million under an Accelerated Share Repurchase (ASR) agreement. Upon payment of the purchase price, the Company received 29.4 million shares of its common stock. In addition to the shares repurchased through the ASR, the Company repurchased 13.0 million shares under the existing stock repurchase program during the quarter for $765.7 million. The Company’s assumptions regarding the amount and timing of share repurchases, including the ASR, have not changed from earnings guidance provided last quarter. There are 22.7 million remaining shares available for repurchase under the existing share repurchase plan.
2011 Guidance
           The Company announced this morning a definitive merger agreement with Medco Health Solutions. Excluding the effects of this transaction, the Company remains on track to achieve full year EPS in a range of $3.15 to $3.25, reflecting growth of 26% to 30% over last year. Adjusted earnings per share excludes items as detailed in Table 5. Cash flow from operations is expected to be in a range of $2.2 to $2.4 billion.
About Express Scripts
          Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through Consumerology®, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at http://www.express-scripts.com/ and http://www.consumerology.com/.
SAFE HARBOR STATEMENT
          This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients.

•	our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry.

•	changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply.

•	changes to the health care industry designed to manage health care costs or alter health care financing practices.

•	changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D.

•	a failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors.

•	our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses.

•	the termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace.

•	the termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers.

•	changes in industry pricing benchmarks.

•	results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings.

•	our failure to execute on, or other issues arising under, certain key client contracts.

•	the impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness.

•	our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives.

•	other risks described from time to time in our filings with the SEC.
          We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2011	2010	2011	2010
Revenues(1)	$11,361.4	$11,288.8	$22,455.9	$22,427.2
Cost of revenues (1)	10,577.3	10,531.3	20,926.3	21,006.5

Gross profit	784.1	757.5	1,529.6	1,420.7
Selling, general and administrative	204.8	227.2	397.9	435.7

Operating income	579.3	530.3	1,131.7	985.0

Other (expense) income:
Interest income	1.5	0.5	1.9	2.2
Interest expense	(50.3)	(42.0)	(90.0)	(84.8)

	(48.8)	(41.5)	(88.1)	(82.6)

Income before income taxes	530.5	488.8	1,043.6	902.4
Provision for income taxes	196.3	181.5	382.9	334.5

Net income from continuing operations	334.2	307.3	660.7	567.9
Net loss from discontinued operations, net of tax	—	(17.4)	—	(17.8)

Net income	$334.2	$289.9	$660.7	$550.1

Weighted average number of common shares outstanding during the period:
Basic	502.6	544.5	515.7	547.1
Diluted	507.0	550.1	520.3	552.9

Basic earnings (loss) per share:
Continuing operations	$0.66	$0.56	$1.28	$1.04
Discontinued operations	—	(0.03)	—	(0.03)
Net earnings	0.66	0.53	1.28	1.01

Diluted earnings (loss) per share:
Continuing operations	$0.66	$0.56	$1.27	$1.03
Discontinued operations	—	(0.03)	—	(0.03)
Net earnings	0.66	0.53	1.27	0.99

(1)	Includes retail pharmacy co-payments of $1,457.1 million and $1,547.3 million for the three months ended June 30, 2011 and 2010, respectively and $2,983.6 million and $3,209.9 million for the six months ended June 30, 2011 and 2010, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	June 30,	December 31,
(in millions, except share data)	2011	2010
Assets
Current assets:
Cash and cash equivalents	$291.0	$523.7
Restricted cash and investments	15.9	16.3
Receivables, net	1,939.4	1,720.9
Inventories	331.6	382.4
Deferred taxes	43.3	86.0
Prepaid expenses	39.6	177.6
Other current assets	35.7	34.4

Total current assets	2,696.5	2,941.3
Property and equipment, net	369.8	372.7
Goodwill	5,486.8	5,486.2
Other intangible assets, net	1,656.2	1,725.0
Other assets	28.6	32.6

Total assets	$10,237.9	$10,557.8

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,530.9	$2,666.5
Accounts payable	745.6	656.7
Accrued expenses	487.2	593.9
Current maturities of long-term debt	999.8	0.1

Total current liabilities	4,763.5	3,917.2
Long-term debt	3,088.7	2,493.7
Other liabilities	557.7	540.3

Total liabilities	8,409.9	6,951.2

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,577,000 and 690,231,000, respectively; shares outstanding: 488,205,000 and 528,069,000, respectively	6.9	6.9
Additional paid-in capital	2,406.8	2,354.4
Accumulated other comprehensive income	20.7	19.8
Retained earnings	6,030.5	5,369.8

	8,464.9	7,750.9
Common stock in treasury at cost, 202,372,000 and 162,162,000 shares, respectively	(6,636.9)	(4,144.3)

Total stockholders’ equity	1,828.0	3,606.6

Total liabilities and stockholders’ equity	$10,237.9	$10,557.8

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Cash Flows

	Six Months Ended
	June 30,
(in millions)	2011	2010
Cash flows from operating activities:
Net income	$660.7	$550.1
Net loss from discontinued operations, net of tax	—	17.8

Net income from continuing operations	660.7	567.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126.2	119.2
Non-cash adjustments to net income	126.8	78.0
Changes in operating assets and liabilities:
Accounts receivable	(223.6)	822.1
Claims and rebates payable	(135.6)	(255.7)
Other net changes in operating assets and liabilities	148.6	104.9

Net cash provided by operating activities — continuing operations	703.1	1,436.4
Net cash provided by operating activities — discontinued operations	—	12.4

Net cash flows provided by operating activities	703.1	1,448.8

Cash flows from investing activities:
Purchases of property and equipment	(54.1)	(51.1)
Other	2.4	2.7

Net cash used in investing activities — continuing operations	(51.7)	(48.4)
Net cash used in investing activities — discontinued operations	—	(0.8)

Net cash used in investing activities	(51.7)	(49.2)

Cash flows from financing activities:
Treasury stock acquired	(2,515.7)	(528.7)
Proceeds from long-term debt, net of discounts	1,494.0	—
Proceeds from revolving credit line, net	100.0	—
Tax benefit relating to employee stock compensation	25.9	30.8
Net proceeds from employee stock plans	23.1	16.7
Deferred financing fees	(10.9)	—
Repayment of long-term debt	(0.1)	(360.0)

Net cash used in financing activities	(883.7)	(841.2)

Effect of foreign currency translation adjustment	(0.4)	2.4

Net (decrease) increase in cash and cash equivalents	(232.7)	560.8
Cash and cash equivalents at beginning of period	523.7	1,070.4

Cash and cash equivalents at end of period	$291.0	$1,631.2

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Claims Volume
Network	148.0	151.0	296.8	300.0
Home Delivery & Specialty (1)	13.4	13.5	26.6	26.9

Total claims	161.4	164.5	323.4	326.9

Total adjusted claims(2)	185.7	189.1	371.8	375.7

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$57.0	$57.0
Cost of revenues depreciation	10.9	9.4	21.6	17.9
Selling, general and administrative depreciation	13.7	12.5	27.2	24.0
Selling, general and administrative amortization	10.2	10.1	20.4	20.3

Total D&A	$63.3	$60.5	$126.2	$119.2

Generic Fill Rate
Network	75.2%	72.5%	75.1%	71.9%
Home Delivery	62.7%	60.0%	62.2%	59.7%
Overall	74.0%	71.4%	73.9%	70.8%

Note: See Appendix for footnotes.

Table 2
Calculation of Adjusted Gross Profit and SG&A
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Gross profit, as reported	$784.1	$757.5	$1,529.6	$1,420.7
Amortization of NextRx-related intangible assets (3)	28.5	28.5	57.0	57.0
Non-recurring integration-related costs (4)	—	21.7	—	47.6
Non-recurring benefit related to client contract amendment (5)	—	(30.0)	—	(30.0)

Adjusted gross profit	$812.6	$777.7	$1,586.6	$1,495.3

Selling, general and administrative expenses, as reported	$204.8	$227.2	$397.9	$435.7
Amortization of legacy intangible assets (6)	8.6	8.5	17.2	17.1
Amortization of NextRx-related intangible assets (3)	1.6	1.6	3.2	3.2
Non-recurring integration-related costs (4)	—	4.4	—	10.4

Adjusted selling, general and administrative expenses	$194.6	$212.7	$377.5	$405.0

Note: See Appendix for footnotes.
The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(7) from continuing operations. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income from continuing operations, as reported	$334.2	$307.3	$660.7	$567.9
Provision for income taxes	196.3	181.5	382.9	334.5
Depreciation and amortization	63.3	60.5	126.2	119.2
Interest expense, net	48.8	41.5	88.1	82.6

EBITDA from continuing operations, as reported	642.6	590.8	1,257.9	1,104.2
Non-recurring integration-related costs (4)	—	26.1	—	58.0
Non-recurring benefit related to client contract amendment (5)	—	(30.0)	—	(30.0)

Adjusted EBITDA from continuing operations	$642.6	$586.9	$1,257.9	$1,132.2

Total adjusted claims	185.7	189.1	371.8	375.7

Adjusted EBITDA per adjusted claim	$3.46	$3.10	$3.38	$3.01

Note: See Appendix for footnotes.
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

Table 4
Calculation of Adjusted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(per diluted share)
EPS from continuing operations, as reported	$0.66	$0.56	$1.27	$1.03

Non-recurring items:
Integration-related costs (4)	—	0.03	—	0.06
Benefit related to client contract amendment (5)	—	(0.03)	—	(0.03)

Amortization of:
Legacy intangible assets (6)	0.01	0.01	0.02	0.02

NextRx-related intangible assets (3)	0.04	0.03	0.07	0.07

EPS from continuing operations, adjusted	$0.71	$0.60	$1.36	$1.15

EPS from discontinued operations, as reported	$—	$(0.03)	$—	$(0.03)

Non-recurring items:
Impairment and other charges (8)	—	0.03	—	0.03

EPS from discontinued operations, adjusted	$—	$—	$—	$—

Total EPS, adjusted	$0.71	$0.60	$1.36	$1.15

Note: See Appendix for footnotes.
The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

Table 5
2011 Guidance Information

	Estimated
	Year Ended
	December 31, 2011
	(per diluted share)
Reaffirmed adjusted EPS guidance	$3.15	to	$3.25

GAAP items not included in guidance:
Amortization of legacy intangible assets (9)	0.04		0.04
Amortization of NextRx-related intangible assets (10)	0.15		0.15
Effect of merger agreement with Medco	TBD

Appendix
Footnotes

(1)	These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than retail claims.

(3)	Amortization of NextRx-related intangible assets include amounts in both revenues and selling, general and administrative expense. Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($18.0 million and $17.9 million net of tax in 2011 and 2010, respectively) is included as a reduction to revenue for the three months ended June 30, 2011 and 2010 and $57.0 million ($36.1 million and $35.9 million net of tax in 2011 and 2010, respectively) is included as a reduction to revenue for the six months ended June 30, 2011 and 2010.

In addition, intangible amortization of $1.6 million ($1.0 million net of tax) is included in selling, general and administrative expense in the three months ended June 30, 2011 and 2010 and $3.2 million ($2.0 million net of tax) is included in selling, general and administrative expense in the six months ended June 30, 2011 and 2010.

(4)	Integration-related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $21.7 million ($13.6 million net of tax) is included in cost of revenues for the three months ended June 30, 2010 and $47.6 million ($30.0 million net of tax) is included in cost of revenues for the six months ended June 30, 2010.

Additionally, the Company incurred integration-related costs of $4.4 million ($2.8 million net of tax) included in selling, general and administrative expense in the three months ended June 30, 2010 and $10.4 million ($6.5 million net of tax) included in selling, general and administrative expense for the six months ended June 30, 2010.

(5)	Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for three months and six months ended June 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(6)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.6 million ($5.4 million net of tax) and $8.5 million ($5.3 million net of tax) is included in selling, general and administrative expense for three months ended June 30, 2011 and 2010, respectively. $17.2 million ($10.9 million net of tax) and $17.1 million ($10.8 million net of tax) is included in selling, general and administrative expense for the six months ended June 30, 2011 and 2010, respectively.

(7)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with U.S. GAAP. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(8)	The Company recorded a charge of $28.2 million ($17.7 million net of tax) during the second quarter of 2010, the majority of which reflects the goodwill and intangible asset impairment and the subsequent write-down of assets to fair market value for a business included in the Emerging Markets segment. $17.7 million is included in “Net loss from discontinued operations, net of tax” on the income statement.

(9)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of approximately $34.2 million will be included in selling, general and administrative expense in 2011.

(10)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangible amortization of approximately $114.0 million will be included as a reduction to revenue in 2011. Intangible amortization of $6.5 million will be included in selling, general and administrative expense in 2011.